Exhibit 10.6

Imperial Chemical Industries PLC
Annual Report and Accounts and Form 20–F 2000
Notes relating to the accounts

Note 42 Related party transactions

The following information is provided in accordance with FRS No.8 – Related Party Transactions as being material transactions with related parties during 2000.

Related party: Huntsman ICI Holdings LLC (HICI), disclosed as a principal associate on page 69.

Transactions:

a)	Sales of naphtha and ethylene to HICI amounted to £201m (1999 £128m;1998 £nil).
b)	Purchases of ethylene and titanium dioxide from HICI amounted to £153m (1999 £97m;1998 £nil ).
c)	Amounts owed to the Group relating to the above transactions at the year end amounted to £1m (1999 £10m; 1998 £nil).

Related party : Phillips-Imperial Petroleum Ltd (PIP), a principal associate during 2000 and sold in December 2000.

Transactions:

a)	Sales of crude oil and refined products to PIP amounted to £334m (1999 £168m: 1998 £98m).
b)	Purchase of refined oil and refining costs from PIP amounted to £55m (1999 £23m; 1998 £29m).
c)	Site services and other charges to PIP amounted to £13m (1999 £15m; 1998 £23m).
d)	Amounts owed to the Group related to the above transactions at the year end amounted to £33m (1999 £29m; 1998 £5m).

Related party: ICI Teijin Fluorochemicals Ltd, a 50/50 joint venture in Japan with Teijin Ltd.

Transaction:

Loans totalling Yen 5 billion ( 1999 Yen 5 bn: 1998 Yen 5 bn ) have been provided to the joint venture by its parent companies under a five year floating rate facility ( ICI’s share Yen 2.5 billion (1999 Yen 2.5 bn; 1998 Yen 2.5 bn) ( £15m; 1999 £15m; 1998 £13.2m ). These have been used to repay existing fixed rate loans. The maximum amount outstanding during 2000 was £16m.Interest is payable at a rate of 50 basis points above the 12 month Japanese Yen LIBOR.

Related party : IC Insurance Ltd and its subsidiaries, disclosed as a principal associate on page 69.

Transactions:

a)	Insurance claims settled by IC Insurance Ltd with ICI amounted to £0.2m ( 1999 £1m; 1998 £0.8m ).

Funds on deposit with ICI Finance PLC amounted to £10m ( 1999 £10m; 1998 £nil).

Related party; Irish Fertilizer Industries Ltd, an equity accounted associate in Ireland.

Transactions: Loans totalling £5m (1999 £nil; 1998 £nil ) have been provided to the associate by ICI. The maximum amount outstanding during 2000 was £5m. Interest is payable at a rate of 72.37 basis point above the prevailing 2 year fixed rate.